MECHEL REPORTS THE FIRST HALF AND NINE MONTHS 2013 FINANCIAL RESULTS

Revenue in 9M2013 amounted to $6.7 billion
Consolidated adjusted EBITDA in 9M2013 amounted to $608 million
Net loss attributable to shareholders of Mechel OAO in 9M2013 amounted to $2.2 billion

Moscow, Russia – December 23, 2013 – Mechel OAO (NYSE: MTL), a leading Russian mining and steel group, today announced financial results for the 1H and 9M 2013.

Evgeny Mikhel, Mechel OAO’s Chief Executive Officer, commented on the company’s 9M2013 financial results:
“This year, the company operated in the conditions of continuing weakness on our key markets, which to a large extent had an impact on its main financial results. Nevertheless, by strictly adhering to our planned course aimed at creating conditions for deleveraging, we managed to resolve the most critical issues. We have successfully negotiated with our creditor banks for covenant holidays until the end of 2014. The program for disposal of non-core assets has largely been implemented. As a result of this business restructuring we saw an improvement in operating cashflows. However, the other side of this process was one-off write-downs that led to a net loss of $2.2 billion for 9 months of 2013.

Production and sales volumes have been maintained at planned levels. We have also successfully ensured funding for our key strategic investment project — the Elga deposit — by obtaining Vnesheconombank’s positive decision on project financing.

“Despite a fairly complicated macroeconomic situation, steel production and consumption of raw materials for steelmaking is growing in the world, and we intend to continue focusing on improving production efficiency, market diversification and expanding our client base, to increase Mechel’s shareholder value.”

Consolidated Results for the 1H 2013

		1H 2012
US$ mln	1H 2013 (1)	(1)(4)	Change Y-on-Y	2Q’13 (1)	1Q’13 (1)	Change Q-on-Q

Revenue from external customers	4,603	5,670	-19%	2,243	2,360	-5%

Intersegment sales	629	697	-10%	291	338	-14%

Operating (loss) / income	(432)	94	-560%	(519)	88	-690%

Operating margin	-9.39%	1.66%	—	-23.14%	3.73%	-

Net loss attributable to shareholders of Mechel OAO	(2,120)	(605)	250%	(1,799)	(321)	460%

Adjusted net income /(loss) (1) (2)	(398)	201	-	(199)	(199)	—

Adjusted EBITDA (1) (3)	413	949	-56%	202	211	-4%

Adjusted EBITDA, margin (1)	8.97%	16.74%	—	9.00%	8.94%	-

(1)	See Attachment A.

(2)	Adjusted net income is net income adjusted for effects of impairment of long-lived assets and goodwill, loss from discontinued operations, result from companies’ disposal and provision for amounts due from related parties (including income tax and amounts attributable to noncontrolling interests effects)

(3)	Adjusted EBITDA is EBITDA adjusted for effects of remeasurement of contingent liabilities at fair value, loss from discontinued operations, forex gain/(loss), net result on the disposal of non-current assets, impairment of long-lived assets and goodwill, provision for amounts due from related parties, amounts attributable to noncontrolling interests, result of disposed companies (incl the result from their disposal) and interest income.

(4)	Retrospectively adjusted for the effect from discontinued operations.

Consolidated Results for the 9M 2013

		9M 2012
US$ mln	9M 2013 (1)	(1)(4)	Change Y-on-Y	3Q’13 (1)	2Q’13 (1)	Change Q-on-Q

Revenue from external customers	6,692	8,222	-19%	2,089	2,243	-7%

Intersegment sales	896	1,017	-12%	266	291	-8%

Operating (loss) / income	(393)	258	-252%	39	(519)	-108%

Operating margin	-5.87%	3.14%	—	1.87%	-23.14%	-

Net loss attributable to shareholders of Mechel OAO	(2,247)	(550)	309%	(127)	(1,799)	-93%

Adjusted net (loss)/income (1) (2)	(483)	369	-	(85)	(199)	—

Adjusted EBITDA (1) (3)	608	1,346	-55%	196	202	-3%

Adjusted EBITDA, margin (1)	9.09%	16,37%	—	9.38%	9.01%	-

(1)	See Attachment A.

(2)	Adjusted net income is net income adjusted for effects of impairment of long-lived assets and goodwill, loss from discontinued operations, result from companies’ disposal and provision for amounts due from related parties (including income tax and amounts attributable to noncontrolling interests effects).

(3)	Adjusted EBITDA is EBITDA adjusted for effects of remeasurement of contingent liabilities at fair value, loss from discontinued operations, forex gain/(loss), net result on the disposal of non-current assets, impairment of long-lived assets and goodwill, provision for amounts due from related parties, amounts attributable to noncontrolling interests, result of disposed companies (incl the result from their disposal) and interest income.

(4)	Retrospectively adjusted for the effect from discontinued operations.

Mining Segment Results for the 1H 2013

		1H 2012
US$ mln	1H 2013 (1)	(1)(5)	Change Y-on-Y	2Q’13 (1)	1Q’13 (1)	Change Q-on-Q

Revenue from external customers	1,463	1,921	-24%	693	770	-10%

Intersegment sales	266	322	-17%	130	136	-4%

Operating income	83	470	-82%	39	43	-9%

Net income/(loss) attributable to shareholders of Mechel OAO	(217)	213	-202%	(110)	(108)	2%

Adjusted net (loss)/income (1) (2)	(217)	233	—	(110)	(108)	—

Adjusted EBITDA(1) (3)	251	685	-63%	127	124	2%

Adjusted EBITDA, margin (4)	14.52%	30.54%	—	15.42%	13.70%	—

(1)	See Attachment A.

(2)	Adjusted net income is net income adjusted for effects of impairment of long-lived assets and goodwill, loss from discontinued operations, result from companies’ disposal and provision for amounts due from related parties (including income tax and amounts attributable to noncontrolling interests effects).

(3)	Adjusted EBITDA is EBITDA adjusted for effects of remeasurement of contingent liabilities at fair value, loss from discontinued operations, forex gain/(loss), net result on the disposal of non-current assets, impairment of long-lived assets and goodwill, provision for amounts due from related parties, amounts attributable to noncontrolling interests, result of disposed companies (incl the result from their disposal) and interest income.

(4)	Adjusted EBITDA margin is calculated as a percentage of consolidated revenues of the segment, including intersegment sales.

(5)	Retrospectively adjusted for the effect from discontinued operations.

Mining Segment Results for the 9M 2013

		9M 2012
US$ mln	9M 2013 (1)	(1)(5)	Change Y-on-Y	3Q’13 (1)	2Q’13 (1)	Change Q-on-Q

Revenue from external customers	2,158	2,706	-20%	695	693	0.2%

Intersegment sales	376	486	-23%	110	130	-15%

Operating income	145	670	-78%	62	39	59%

Net (loss) / income attributable to shareholders of Mechel OAO	(233)	427	-154%	(15)	(110)	-86%

Adjusted net (loss)/income (1) (2)	(233)	449	—	(15)	(110)	—

Adjusted EBITDA (1) (3)	399	990	-60%	148	127	17%

Adjusted EBITDA, margin (1)	15.74%	31.02%	—	18.35%	15.42%	—

(1)	See Attachment A.

(2)	Adjusted net income is net income adjusted for effects of impairment of long-lived assets and goodwill, loss from discontinued operations, result from companies’ disposal and provision for amounts due from related parties (including income tax and amounts attributable to noncontrolling interests effects).

(3)	Adjusted EBITDA is EBITDA adjusted for effects of remeasurement of contingent liabilities at fair value, loss from discontinued operations, forex gain/(loss), net result on the disposal of non-current assets, impairment of long-lived assets and goodwill, provision for amounts due from related parties, amounts attributable to noncontrolling interests, result of disposed companies (incl the result from their disposal) and interest income.

(4)	Adjusted EBITDA margin is calculated as a percentage of consolidated revenues of the segment, including intersegment sales.

(5)	Retrospectively adjusted for the effect from discontinued operations.

Mining Segment Output and Sales for the 9M 2013

Production:

	9M 2013,	9M 2012,	9M 2013 vs.
Product name	thousand tonnes	thousand tonnes	9M 2012, %
Run-of-mine coal	20,430	20,794	-1.7%

Product Sales:

	9M 2013,	9M 2012,	9M 2013 vs.
Product name	thousand tonnes	thousand tonnes	9M 2012, %
Coking coal concentrate	8,349	9,029	-8%

Including coking coal concentrate supplied to Mechel enterprises	1,699	1,950	-13%

PCI	2,567	1,703	+51%

Anthracites	1,603	1,937	-17%

Including anthracites supplied to Mechel enterprises	99	246	-60%

Steam coal	4,499	4,490	0%

Including steam coal supplied to Mechel enterprises	1,318	1,120	+18%

Iron ore concentrate	3,083	3,219	-4%

Including iron ore concentrate supplied to Mechel enterprises	21	268	-92%

Coke	2,291	2,707	-15%

Including coke supplied to Mechel enterprises	1,523	1,903	-20%

Mechel Mining Management Company OOO’s Chief Executive Officer Pavel Shtark commented on the mining division’s results:
“During this period, the Group’s mining division continued to work despite volatility on the markets of raw materials for steelmaking. Despite the change in coal prices, we managed to maintain the division’s adjusted EBITDA on a fairly stable level quarter on quarter. This was due to stable volumes of mining and processing as well as the sales subsidiaries’ efforts on optimizing the sales structure considering the volatile demand in the regions of our products’ consumers. For example, we managed to significantly increase sales of PCI coals by boosting our cooperation with Chinese customers, as well as expanding the client base by including steelmaking facilities of Arcelor Mittal and Tata Steel in Belgium and Britain.
“The seasonal decrease in production costs also had its positive impact on the financial results of the mining division’s enterprises.
“We managed to make major headway in financing the Elga project. In September, Vnesheconombank’s supervisory board approved financing for the development of Elga Coal Complex’s first stage, and in November we drew the first funds within the framework of this financing. Vnesheconombank’s participation will ensure that the project’s first stage is implemented without financial pressure on the mining division, which will enable us to focus our efforts on ensuring uninterrupted and stable operations at all our enterprises, as well as the Group’s deleveraging.
“We therefore enter the coming year with all issues regarding financing of our key investment project well resolved, stable operations at our enterprises and a streamlined and versatile sales system. Taking into account that prices next year should be, on average, no worse than this year, we can expect positive financial results from the division in the future as well.”

Steel Segment Results for the 1H 2013

		1H 2012
US$ mln	1H 2013 (1)	(1)(5)	Change Y-on-Y	2Q’13 (1)	1Q’13 (1)	Change Q-on-Q

Revenue from external customers	2,702	3,323	-19%	1,359	1,343	1%

Intersegment sales	119	143	-17%	50	70	-29%

Operating loss	(544)	(440)	24%	(568)	24	-2,467%

Net loss attributable to shareholders of Mechel OAO	(994)	(658)	51%	(790)	(204)	287%

Adjusted net loss (1) (2)	(170)	(69)	—	(76)	(95)	—

Adjusted EBITDA (1) (3)	127	193	-34%	64	62	3%

Adjusted EBITDA, margin (4)	4.48%	5.57%	—	4.55%	4.42%	—

(1)	See Attachment A.

(2)	Adjusted net income is net income adjusted for effects of impairment of long-lived assets and goodwill, loss from discontinued operations, result from companies’ disposal and provision for amounts due from related parties (including income tax and amounts attributable to noncontrolling interests effects).

(3)	Adjusted EBITDA is EBITDA adjusted for effects of remeasurement of contingent liabilities at fair value, loss from discontinued operations, forex gain/(loss), net result on the disposal of non-current assets, impairment of long-lived assets and goodwill, provision for amounts due from related parties, amounts attributable to noncontrolling interests, result of disposed companies (incl the result from their disposal) and interest income

(4)	Adjusted EBITDA margin is calculated as a percentage of consolidated revenues of the segment, including intersegment sales.

(5)	Retrospectively adjusted for the effect from discontinued operations.

Steel Segment Results for the 9M 2013

		9M 2012
US$ mln	9M 2013 (1)	(1)(5)	Change Y-on-Y	3Q’13 (1)	2Q’13 (1)	Change Q-on-Q

Revenue from external customers	3,927	4,929	-20%	1,225	1,359	-10%

Intersegment sales	170	192	-11%	50	50	0%

Operating loss	(563)	(475)	19%	(18)	(568)	-97%

Net loss attributable to shareholders of Mechel OAO	(1,088)	(770)	41%	(94)	(790)	-88%

Adjusted net loss (1) (2)	(222)	(104)	—	(52)	(76)	—

Adjusted EBITDA (1) (3)	175	281	-38%	48	64	-25%

Adjusted EBITDA, margin (4)	4.27%	5.49%	—	3.81%	4.55%	—

(1)	See Attachment A.

(2)	Adjusted net income is net income adjusted for effects of impairment of long-lived assets and goodwill, loss from discontinued operations, result from companies’ disposal and provision for amounts due from related parties (including income tax and amounts attributable to noncontrolling interests effects).

(3)	Adjusted EBITDA is EBITDA adjusted for effects of remeasurement of contingent liabilities at fair value, loss from discontinued operations, forex gain/(loss), net result on the disposal of non-current assets, impairment of long-lived assets and goodwill, provision for amounts due from related parties, amounts attributable to noncontrolling interests, result of disposed companies (incl the result from their disposal) and interest income

(4)	Adjusted EBITDA margin is calculated as a percentage of consolidated revenues of the segment, including intersegment sales.

(5)	Retrospectively adjusted for the effect from discontinued operations.

Steel Segment Output and Sales for the 9M 2013

Production:

	9M 2013,	9M 2012,	9M 2013 vs.
Product name	thousand tonnes	thousand tonnes	9M 2012, %
Pig iron	2,908	3,107	-6%

Steel	3,648	5,101	-28%

Product Sales:

	9M 2013,	9M 2012,	9M 2013 vs.
Product name	thousand tonnes	thousand tonnes	9M 2012, %
Flat products	468	534	-12%

Including those produced by third parties	243	303	-20%

Long products	2,747	3,107	-12%

Including those produced by third parties	891	666	+34%

Billets	651	1,950	-67%

Including those produced by third parties	242	751	-68%

Hardware and welded mesh	653	737	-11%

Including those produced by third parties	68	39	+73%

Forgings	52	39	+34%

Stampings	76	83	-8%

Commenting on the steel segment’s results, Mechel-Steel Management Company OOO’s Chief Executive Officer Vladimir Tytsky noted:
“This year we continued with optimization of the structure of the division’s production and sales facilities. As part of the company’s strategy on reforming the asset structure, we disposed of the Romanian-based enterprises. The company stopped producing and selling loss-making products, halted inefficient technological lines and equipment, shut down some of Mechel Service Global sales network’s European sales facilities, and decreased or stopped supplies to loss-making partner enterprises. We are constantly working on improving production technologies to cut down on cost in raw materials and energy resources.
“The division’s sales volumes and sales structure reflected those changes. Despite a relative decrease in our results as compared to the figures from the same period last year, we have seen an overall recuperation of our financial situation. The division stopped generating losses in non-core assets that were out of line with the company’s strategy, and freed up the cash flow. We practically completed our investment program by launching the universal rolling mill at Chelyabinsk Metallurgical Plant. I expect that these changes will have their positive impact on our results in the future.”

Ferroalloys Segment Results for the 1H 2013

		1H 2012
US$ mln	1H 2013 (1)	(1)(5)	Change Y-on-Y	2Q’13 (1)	1Q’13 (1)	Change Q-on-Q

Revenue from external customers	42	29	45%	22	20	10%

Intersegment sales	20	19	9%	10	11	-9%

Operating (loss)/income	1	—	-350%	3	(1)	-400%

Net loss attributable to shareholders of Mechel OAO	(891)	(110)	710%	(881)	(10)	8,710%

Adjusted net loss (1) (2)	(7)	(11)	—	(2)	(5)	—

Adjusted EBITDA (1) (3)	5	4	25%	5	1	733%

Adjusted EBITDA, margin (4)	8.43%	7.97%	—	14.68%	1.83%	—

(1)	See Attachment A.

(2)	Adjusted net income is net income adjusted for effects of impairment of long-lived assets and goodwill, loss from discontinued operations, result from companies’ disposal and provision for amounts due from related parties (including income tax and amounts attributable to noncontrolling interests effects).

(3)	Adjusted EBITDA is EBITDA adjusted for effects of remeasurement of contingent liabilities at fair value, loss from discontinued operations, forex gain/(loss), net result on the disposal of non-current assets, impairment of long-lived assets and goodwill, provision for amounts due from related parties, amounts attributable to noncontrolling interests, result of disposed companies (incl the result from their disposal) and interest income

(4)	Adjusted EBITDA margin is calculated as a percentage of consolidated revenues of the segment, including intersegment sales.

(5)	Retrospectively adjusted for the effect from discontinued operations.

Ferroalloys Segment Results for the 9M 2013

		9M 2012
US$ mln	9M 2013 (1)	(1)(5)	Change Y-on-Y	3Q’13 (1)	2Q’13 (1)	Change Q-on-Q

Revenue from external customers	62	49	27%	20	22	-9%

Intersegment sales	28	28	0.2%	8	10	-20%

Operating income	3	1	104%	1	3	-67%

Net (loss)/income attributable to shareholders of Mechel OAO	(888)	(137)	549%	3	(881)	-100%

Adjusted net loss (1) (2)	(10)	(17)	—	(3)	(2)	—

Adjusted EBITDA (1) (3)	8	8	1%	3	5	-40%

Adjusted EBITDA, margin (4)	8.92%	10.36%	—	10.01%	14.68%	—

(1)	See Attachment A.

(2)	Adjusted net income is net income adjusted for effects of impairment of long-lived assets and goodwill, loss from discontinued operations, result from companies’ disposal and provision for amounts due from related parties (including income tax and amounts attributable to noncontrolling interests effects).

(3)	Adjusted EBITDA is EBITDA adjusted for effects of remeasurement of contingent liabilities at fair value, loss from discontinued operations, forex gain/(loss), net result on the disposal of non-current assets, impairment of long-lived assets and goodwill, provision for amounts due from related parties, amounts attributable to noncontrolling interests, result of disposed companies (incl the result from their disposal) and interest income

(4)	Adjusted EBITDA margin is calculated as a percentage of consolidated revenues of the segment, including intersegment sales.

(5)	Retrospectively adjusted for the effect from discontinued operations.

Ferroalloys Segment Sales for the 9M 2013

Product Sales:

	9M 2013,	9M 2012,	9M 2013 vs.
Product name	thousand tonnes	thousand tonnes	9M 2012, %
Ferrosilicon	72	57	+26%

Including ferrosilicon supplied to Mechel enterprises	25	22	11%

Mechel-Ferroalloys Management Company OOO’s Chief Executive Officer Sergey Zhilyakov noted:
“The past period was defined by major changes in the division’s structure. After halting Southern Urals Nickel Plant in summer we signed an agreement for the disposal of our ferrochrome assets in Russia and Kazakhstan. As such, financial results of these companies have been excluded from operating income (loss) and presented separately as “loss from discontinued operation”. Looking at the results of the renewed division, we must note that the results from the second and third quarters are an improvement on the first quarter’s results as well as those from the same periods last year. The division shows stable operational profit. The results’ improvement is due to sales growth and our successes in bringing down production costs. Next year, Bratsk Ferroalloy Plant will fully transfer to its own raw materials mined at the Uvatsk quartzite deposit, which will also enable us to improve financial results.”

Power Segment Results for the 1H 2013

		1H 2012
US$ mln	1H 2013 (1)	(1)(5)	Change Y-on-Y	2Q’13 (1)	1Q’13 (1)	Change Q-on-Q

Revenue from external customers	396	398	-1%	169	227	-26%

Intersegment sales	223	212	5%	101	123	-18%

Operating income	24	28	-14%	4	21	-81%

Net (loss) attributable to shareholders of Mechel OAO	(21)	(86)	-76%	(21)	—	10,400%

Adjusted net income/(loss) (1) (2)	(7)	12	—	(14)	7	—

Adjusted EBITDA (1) (3)	26	32	-19%	3	23	-87%

Adjusted EBITDA, margin(4)	4.25%	5.26%	—	1.14%	6.64%	—

(1)	See Attachment A.

(2)	Adjusted net income is net income adjusted for effects of impairment of long-lived assets and goodwill, loss from discontinued operations, result from companies’ disposal and provision for amounts due from related parties (including income tax and amounts attributable to noncontrolling interests effects).

(3)	Adjusted EBITDA is EBITDA adjusted for effects of remeasurement of contingent liabilities at fair value, loss from discontinued operations, forex gain/(loss), net result on the disposal of non-current assets, impairment of long-lived assets and goodwill, provision for amounts due from related parties, amounts attributable to noncontrolling interests, result of disposed companies (incl the result from their disposal) and interest income.

(4)	Adjusted EBITDA margin is calculated as a percentage of consolidated revenues of the segment, including intersegment sales.

(5)	Retrospectively adjusted for the effect from discontinued operations.

Power Segment Results for the 9M 2013

		9M 2012
US$ mln	9M 2013 (1)	(1)(5)	Change Y-on-Y	3Q’13 (1)	2Q’13 (1)	Change Q-on-Q

Revenue from external customers	545	537	1%	149	169	-12%

Intersegment sales	321	310	4%	98	101	-3%

Operating income/(loss)	18	20	-10%	(7)	4	-275%

Net loss attributable to shareholders of Mechel OAO	(42)	(111)	-62%	(20)	(21)	-5%

Adjusted net loss (1) (2)	(23)	—	—	(15)	(14)	—

Adjusted EBITDA (1) (3)	23	26	-12%	(4)	3	-233%

Adjusted EBITDA, margin(4)	2.60%	3.13%	—	-1.52%	1.14%	—

(1)	See Attachment A.

(2)	Adjusted net income is net income adjusted for effects of impairment of long-lived assets and goodwill, loss from discontinued operations, result from companies’ disposal and provision for amounts due from related parties (including income tax and amounts attributable to noncontrolling interests effects).

(3)	Adjusted EBITDA is EBITDA adjusted for effects of remeasurement of contingent liabilities at fair value, loss from discontinued operations, forex gain/(loss), net result on the disposal of non-current assets, impairment of long-lived assets and goodwill, provision for amounts due from related parties, amounts attributable to noncontrolling interests, result of disposed companies (incl the result from their disposal) and interest income.

(4)	Adjusted EBITDA margin is calculated as a percentage of consolidated revenues of the segment, including intersegment sales.

(5)	Retrospectively adjusted for the effect from discontinued operations.

Power Segment Output and Sales for the 9M 2013

			9M 2013 vs.
Product name	9M 2013	9M 2012	9M 2012, %
Electric power generation (ths. kWh)	2,890,768	3,097,211	-7%

Heat power generation (Gcal)	4,728,075	5,409,167	-13%

Mechel-Energo OOO’s Chief Executive Officer Pyotr Pashnin noted: “Over the past two quarters, the division operated with the cut in production volumes, due to seasonal low demand. We used lower workloads on our equipment to make necessary repairs and maintenance before the season of high electricity and heat consumption. On the whole, the division’s profit and operational revenue remained at the same level as last year. The decrease in electricity and heat generation compared to last year’s figures was due to two facilities — Toplofikatsia Rousse and Nytva-Energo OOO — leaving the power division.”

Recent Highlights

•	In June, Mechel announced the decision of the company’s Board of Directors to authorize the buyback of up to $100 million of ADRs representing Mechel OAO’s common shares.

•	In June, the Federal Subsoil Resources Management Agency approved the revised schedule for the works under the subsoil license agreement for development of the Elga coal deposit.

•	In June, Mechel announced results of its annual general shareholders’ meeting, approving the payment of dividends based upon the results of the 2012 fiscal year and other questions of the agenda.

•	In July, Mechel reported that Chelyabinsk Metallurgical Plant fulfilled the order for a new class of steel for helicopter-making for the Russian Helicopters holding.

•	In July, Mechel announced the appointment of Pavel Shtark as the new Chief Executive Officer of Mechel Mining Management Company OOO, who replaced Boris Nikishichev, who left the company due to retirement.

•	In July, Mechel announced the launch of the universal rolling mill at Chelyabinsk Metallurgical Plant. The universal rolling mill is Russia’s first complex universal producer of high-quality structural shapes and rails 12.5 to 100 meters long. The mill’s complex includes all necessary technological equipment and uses state-of-the-art rolling, correction, processing and quality control technologies. The mill’s capacity is up to 1.1 million tonnes of finished product a year. Investment in the project totaled some 715 million US dollars.

•	In July, within the strategy of divesting assets that are not part of the Group’s priority development areas, Mechel reported selling 100% of the shares of Toplofikatsia Rousse EAD (TPP Rousse, Bulgaria), 100% of shares of British-based steel plant Invicta Merchant Bar.

•	In August Mechel announced signing an agreement for disposal of several ferroalloys assets to Turkey’s Yildirim Groupan namely Voskhod Mining Plant (Khromtau, Kazakhstan) and Tikhvin Ferroalloy Plant (Tikhvin, Leningrad Region, Russia).In August, Mechel announced that it has started supplying coal concentrate to the People’s Republic of China by rail through new border checkpoint Makhalino — Hunñhun.

•	In September, Vnesheconombank Supervisory Board approved financing the development of Elga Coal Complex for a total amount of 2,5 billion US dollars. The funds are to be used to complete the first phase of the Elga deposit’s development project, which includes construction of a railroad and a mining and washing complex with an annual capacity of 11.7 million tonnes of run-of-mine coal by 2017. The project’s implementation will create over 5,000 new jobs.

•	In September, Mechel announced the completion of the construction project for a grinding-mixing complex to produce cement in Chelyabinsk Metallurgical Plant’s industrial zone. Its annual capacity is 1.6 million tonnes. Investment in the project totaled 174.4 million US dollars.

•	In October, in the presence of the Russian Federation’s Prime Minister Dmitry Medvedev, Mechel signs an agreement with Vnesheconombank for allocating the first tranche of financing for Elga Coal Complex amounting to 150 million US dollars within the project financing for Elga Coal Complex’s first stage totaling 2.5 billion US dollars.

•	In October, Mechel Group, represented by Mecheltrans OOO, sold some 28% of port Vanino’s equity capital to an outside investor, retaining a minor share package for itself. The transaction amounted to 5.04 billion rubles. As the consortium of investors is not interested in transshipping their products through Port Vanino, Mechel is able to use the port’s entire capacity in the company’s interests.

•	In December, Mechel announced reaching agreement to extend the grace period and maturity of its USD 1 billion syndicated facility. The agreement was signed on behalf of a syndicate of leading international banks, including ABN Amro, BNP Paribas, Caterpillar Financial Services Corporation, Commerzbank Aktiengesellschaft, ICBC (London) plc., ING Bank N.V., Natixis, Raiffeissen Bank International AG, Societe Generale, UniCredit, VTB.

•	In December, Mechel announced reaching agreement on covenant holidays until the end of 2014 on bilateral credit lines from VTB Bank amounting to USD 1.8 billion and on bilateral credit lines from Sberbank of Russia amounting to 44.9 billion rubles (approximately 1.36 billion US dollars).

•	In December, Mechel announced signing agreements with Sberbank of Russia on restructuring of part Mechel OAO’s debt to the bank (25.5 billion rubles, approximately 773 million US dollars). The Group’s obligations to the bank are extended by 5 years, with a grace period until the first quarter of 2015.

***

Financial Position

Capital expenditure on property, plant and equipment and acquisition of mineral licenses for the 2Q 2013 amounted to $188.8 million, of which $109.3 million was invested in the mining segment, $76.6 million was invested in the steel segment, $2.8 million was invested in the ferroalloy segment and $0 million was invested in the power segment.

As of June 30, 2013, total debt was $9.1 billion. Cash and cash equivalents amounted to $97.1 million and net debt amounted to $9.0 billion (net debt is defined as total debt outstanding less cash and cash equivalents) at end of 2Q 2013.

Capital expenditure on property, plant and equipment and acquisition of mineral licenses for the 3Q 2013 amounted to $91.6 million, of which $37.4 million was invested in the mining segment, $49.7 million was invested in the steel segment, $0.6 million was invested in the ferroalloy segment and $3.9 million was invested in the power segment.

As of September 30, 2013, total debt was $9.1 billion. Cash and cash equivalents amounted to $ 104.3 million and net debt amounted to $9.0 billion (net debt is defined as total debt outstanding less cash and cash equivalents) at end of 3Q 2013.

The management of Mechel will host a conference call today at 9:00 a.m. New York time (2:00 p.m. London time, 6:00 p.m. Moscow time) to review Mechel’s financial results and comment on current operations. The call may be accessed via the Internet at http://www.mechel.com, under the Investor Relations section.

***

Mechel OAO
Vladislav Zlenko
Director of Investor Relations
Phone: 7-495-221-88-88
Fax: 7-495-221-88-00
vladislav.zlenko@mechel.com

***

Mechel is one of the leading Russian companies. Its business includes four segments: mining, steel, ferroalloy and power. Mechel unites producers of coal, iron ore concentrate, steel, rolled products, ferroalloys, hardware, heat and electric power. Mechel products are marketed domestically and internationally.

***

Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of Mechel, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. We wish to caution you that these statements are only predictions and that actual events or results may differ materially. We do not intend to update these statements. We refer you to the documents Mechel files from time to time with the U.S. Securities and Exchange Commission, including our Form 20-F. These documents contain and identify important factors, including those contained in the section captioned “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our Form 20-F, that could cause the actual results to differ materially from those contained in our projections or forward-looking statements, including, among others, the achievement of anticipated levels of profitability, growth, cost and synergy of our recent acquisitions, the impact of competitive pricing, the ability to obtain necessary regulatory approvals and licenses, the impact of developments in the Russian economic, political and legal environment, volatility in stock markets or in the price of our shares or ADRs, financial risk management and the impact of general business and global economic conditions.

Attachments to the 1H 2013 and 9M 2013 Earnings Press Release

Attachment A

Non-GAAP financial measures. This press release includes financial information prepared in accordance with accounting principles generally accepted in the United States of America, or US GAAP, as well as other financial measures referred to as non-GAAP. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with US GAAP.

Adjusted EBITDA represents earnings before Depreciation, depletion and amortization, Foreign exchange gain/(loss), Loss from discontinued operations, Gain/(loss) from remeasurement of contingent liabilities at fair value, Interest expense, Interest income, Net result on the disposal of non-current assets, Impairment of long-lived assets and goodwill, Provision for amounts due from related parties, Result of disposed companies (incl. the result from their disposal), Amount attributable to noncontrolling interests and Income taxes. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of our net revenues. Our adjusted EBITDA may not be similar to EBITDA measures of other companies. Adjusted EBITDA is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our consolidated statement of operations. We believe that our adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund discretionary spending such as capital expenditures, acquisitions and other investments and our ability to incur and service debt. While interest, depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Our adjusted EBITDA calculation is commonly used as one of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the metals and mining industry.

Adjusted net income / (loss) represents net income / (loss) before Loss from discontinued operations, Result from companies’ disposal, Impairment of long-lived assets and goodwill and Provision for the amounts due from related parties, including the effect on income tax and amounts attributable to noncontrolling interests. Our adjusted net income / (loss) may not be similar to adjusted net income / (loss) measures of other companies. Adjusted net income / (loss) is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our consolidated statement of operations. We believe that our adjusted net income / (loss) provides useful information to investors because it is an indicator of the strength and performance of our ongoing business operations. While impairment of long-lived assets and goodwill and provision for the amounts due from related parties are considered operating costs under generally accepted accounting principles, these expenses represent the non-cash current period allocation of costs associated with assets acquired or constructed in prior periods. Our adjusted net income / (loss) calculation is used as one of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the metals and mining industry.

Adjusted EBITDA can be reconciled to our consolidated statements of operations as follows:

Consolidated results

US$ thousand	1H 2013	1H 2012	2Q’13	1Q’13
Net loss	(2,119,880)	(605,004)	(1,799,235)	(320,645)

Add:

Depreciation, depletion and amortization	246,483	248,019	122,058	124,425

Forex loss gain	204,795	118,702	125,137	79,659

Loss from remeasurement of contingent liabilities at fair value	998	929	507	492

Interest expense	334,555	316,739	163,218	171,337

Interest income	(6,092)	(36,538)	(1,398)	(4,694)

Net result on the disposal of non-current assets, impairment of long-lived assets and goodwill and provision for amounts due from related parties	597,564	539,212	603,362	(5,798)

Loss from discontinued operation, net of income tax	1,081,224	254,143	1,055,516	25,708

Result of disposed companies (incl. the result from their disposal)	99,342	45,920	(922)	100,262

Amount attributable to non-controlling interests	(3,908)	(10,672)	4,210	(8,118)

Income taxes	(22,221)	77,336	(70,682)	48,460

Adjusted EBITDA	412,859	948,786	201,770	211,088

US$ thousand	9M 2013	9M 2012	3Q’13	2Q’13
Net loss	(2,246,566)	(550,094)	(126,685)	(1,799,235)

Add:

Depreciation, depletion and amortization	370,418	361,007	123,935	122,058

Forex loss / (gain)	150,881	(19,310)	(53,914)	125,137

Loss from remeasurement of contingent liabilities at fair value	1,521	1,413	522	507

Interest expense	546,452	472,502	211,898	163,218

Interest income	(6,950)	(52,407)	(857)	(1,398)

Net result on the disposal of non-current assets, impairment of long-lived assets and goodwill and provision for amounts due from related parties	634,102	617,783	36,539	603,363

Loss from discontinued operation, net of income tax	1,084,931	296,700	3,706	1,055,516

Result of disposed companies (incl. the result from their disposal)	101,364	58,695	2,022	(922)

Amount attributable to noncontrolling interests	2,931	7,059	6,839	4,210

Income taxes	(30,643)	153,239	(8,422)	(70,681)

Adjusted EBITDA	608,441	1,346,587	195,582	201,770

Adjusted Net income / (loss) can be reconciled as follows:

US$ thousand	1H 2013	1H 2012	2Q’13	1Q’13
Net loss	(2,119,880)	(605,004)	(1,799,235)	(320,645)

Impairment of long-lived assets and goodwill and provision for amounts due from related parties	594,112	539,212	598,510	(4,397)

Loss from discontinued operation	1,327,698	264,346	1,301,834	25,864

Result from companies’disposal	99,342	45,920	(921)	100,262

Effect on noncontrolling interests	(12,487)	(32,852)	(12,487)	—

Effect on income tax	(286,603)	(10,203)	(286,447)	(156)

Adjusted net (loss) / income	(397,817)	201,418	(198,745)	(199,072)

US$ thousand	9M 2013	9M 2012	3Q’13	2Q’13
Net loss	(2,246,566)	(550,094)	(126,685)	(1,799,235)

Impairment of long-lived assets and goodwill and provision for amounts due from related parties	629,392	617,661	35,280	598,510

Loss from discontinued operation	1,330,350	311,244	2,651	1,301,834

Result from companies’disposal	101,363	58,695	2,022	(921)

Effect on noncontrolling interests	(12,365)	(34,480)	122	(12,487)

Effect on income tax	(285,102)	(34,323)	1,500	(286,447)

Adjusted net (loss) / income	(482,927)	368,703	(85,110)	(198,745)

Adjusted EBITDA margin can be reconciled as a percentage to our Revenues as follows:

US$ thousand	1H 2013	1H 2012	2Q’13	1Q’13
Revenue, net	4,602,958	5,669,813	2,242,835	2,360,124

Adjusted EBITDA	412,859	948,786	201,770	211,088

Adjusted EBITDA, margin	8.97%	16.75%	9.00%	8.94%

US$ thousand	9M 2013	9M 2012	3Q’13	2Q’13
Revenue, net	6,691,925	8,222,021	2,088,966	2,242,835

Adjusted EBITDA	608,440	1,346,587	195,582	201,770

Adjusted EBITDA, margin	9.09%	16.38%	9.36%	9.00%

Mining Segment

US$ thousand	1H 2013	1H 2012	2Q’13	1Q’13
Net (loss) / income	(217,489)	212,564	(109,951)	(107,538)

Add:

Depreciation, depletion and amortization	169,195	166,941	83,543	85,652

Forex loss	163,632	95,540	94,169	69,463

Loss from remeasurement of contingent liabilities at fair value	998	929	507	492

Interest expense	152,625	141,889	75,518	77,107

Interest income	(31,780)	(53,575)	(14,975)	(16,805)

Net result on the disposal of non-current assets, impairment of long-lived assets and goodwill and provision for amounts due from related parties	2,773	22,288	3,391	(618)

Amount attributable to non-controlling interests	9,308	28,180	15,570	(6,263)

Income taxes	1,729	69,959	(20,,822)	22,551

Adjusted EBITDA	250,991	684,717	126,950	124,042

US$ thousand	9M 2013	9M 2012	3Q’13	2Q’13
Net (loss) / income	(232,895)	426,602	(15,406)	(109,951)

Add:

Depreciation, depletion and amortization	255,845	243,580	86,650	83,543

Forex loss / (gain)	118,435	1,755	(45,197)	94,169

Loss from remeasurement of contingent liabilities at fair value	1,521	1,413	522	507

Interest expense	282,928	206,731	130,303	75,518

Interest income	(42,002)	(82,467)	(10,222)	(14,975)

Net result on the disposal of non-current assets, impairment of long-lived assets and goodwill and provision for amounts due from related parties	2,424	21,875	(350)	3,391

Amount attributable to non-controlling interests	17,075	38,574	7,767	15,570

Income taxes	(4,590)	131,910	(6,319)	(20,822)

Adjusted EBITDA	398,741	989,973	147,750	126,950

Adjusted Net income/loss can be reconciled as follows:

US$ thousand	1H 2013	1H 2012	2Q’13	1Q’13
Net (loss) / income	(217,489)	212,564	(109,951)	(107,538)

Provision for amounts due from related parties	—	20,706	—	—

Adjusted net income /(loss)	(217,489)	233,270	(109,951)	(107,538)

US$ thousand	9M 2013	9M 2012	3Q’13	2Q’13
Net (loss) / income	(232,895)	426,602	(15,406)	(109,951)

Provision for amounts due from related parties	—	22,680	—	—

Adjusted net income / (loss)	(232,895)	449,281	(15,406)	(109,951),

Adjusted EBITDA margin can be reconciled as a percentage to our Revenues as follows:

US$ thousand	1H 2013	1H 2012	2Q’13	1Q’13
Revenue (including intersegment sales)	1,729,005	2,242,884	823,310	905,695

Adjusted EBITDA	250,991	684,717	126,950	124,042

Adjusted EBITDA, margin	14.52%	30.53%	15.42%	13.70%

US$ thousand	9M 2013	9M 2012	3Q’13	2Q’13
Revenue (including intersegment sales)	2,534,039	3,192,344	805,034	823,310

Adjusted EBITDA	398,741	989,973	147,750	126,950

Adjusted EBITDA, margin	15.74%	31.01%	18.35%	15.42%

Steel Segment

US$ thousand	1H 2013	1H 2012	2Q’13	1Q’13
Net loss	(993,798)	(657,734)	(789,644)	(204,153)

Add:

Depreciation, depletion and amortization	68,624	72,369	34,339	34,285

Forex loss	41,910	23,609	31,387	10,523

Interest expense	184,965	180,720	88,316	96,649

Interest income	(5,102)	(5,894)	(1,462)	(3,640)

Net result on the disposal of non-current assets, impairment of long-lived assets and goodwill and provision for amounts due from related parties	594,433	518,719	599,540	(5,107)

Result of disposed companies (incl. the result from their disposal)	99,328	45,920	(920)	100,248

Loss from discontinued operations, net of income tax	181,153	36,620	167,418	13,734

Amount attributable to non-controlling interests	(13,211)	(22,692)	(11,433)	(1,778)

Income taxes	(31,786)	1,392	(53,486)	21,700

Adjusted EBITDA	126,516	193,029	64,055	62,461

US$ thousand	9M 2013	9M 2012	3Q’13	2Q’13
Net loss	(1,087,912)	(769,756)	(94,114)	(789,644)

Add:

Depreciation, depletion and amortization	101,949	105,409	33,326	34,339

Forex loss / (gain)	32,238	(23,462)	(9,672)	31,387

Interest expense	265,986	276,249	81,021	88,316

Interest income	(7,980)	(5,697)	(2,878)	(1,462)

Net result on the disposal of non-current assets, impairment of long-lived assets and goodwill and provision for amounts due from related parties	630,676	595,432	36,242	599,540

Result of disposed companies (incl. the result from their disposal)	101,351	58,695	2,023	(920)

Loss from discontinued operations, net of income tax	185,763	43,602	4,610	167,418

Amount attributable to non-controlling interests	(14,440)	(14,222)	(1,229)	(11,433)

Income taxes	(32,593)	15,067	(806)	(53,486)

Adjusted EBITDA	175,038	281,317	48,522	64,055

Adjusted Net income / (loss) can be reconciled as follows:

US$ thousand	1H 2013	1H 2012	2Q’13	1Q’13
Net loss	(993,798)	(657,734)	(789,644)	(204,153)

Impairment of long-lived assets and goodwill and provision for amounts due from related parties	594,112	518,506	598,510	(4,397)

Loss from discontinued operation	210,904	39,436	195,876	15,028

Result from companies’ disposal	99,328	45,920	(920)	100,248

Effect on noncontrolling interests	(11,135)	(11,910)	(11,135)	—

Effect on income tax	(69,880)	(2,818)	(68,586)	(1,293)

Adjusted net income	(170,469)	(68,599)	(75,901)	(94,568)

US$ thousand	9M 2013	9M 2012	3Q’13	2Q’13
Net loss	(1,087,912)	(769,756)	(94,114)	(789,644)

Impairment of long-lived assets and goodwill and provision for amounts due from related parties	629,392	593,755	35,280	598,510

Loss from discontinued operation	215,529	47,342	4,626	195,876

Result from companies’ disposal	101,364	58,695	2,036	(920)

Effect on noncontrolling interests	(10,929)	(15,320)	206	(11,135)

Effect on income tax	(69,450)	(18,734)	430	(68,586)

Adjusted net loss	(222,006)	(104,019)	(51,537)	(75,901)

Adjusted EBITDA margin can be reconciled as a percentage to our Revenues as follows:

US$ thousand	1H 2013	1H 2012	2Q’13	1Q’13
Revenue (including intersegment sales)	2,821,468	3,466,287	1,408,827	1,412,641

Adjusted EBITDA	126,516	193,029	64,055	62,461

Adjusted EBITDA, margin	4.48%	5.57%	4.55%	4.42%

US$ thousand	9M 2013	9M 2012	3Q’13	2Q’13
Revenue (including intersegment sales)	4,096,616	5,121,159	1,275,148	1,408,827

Adjusted EBITDA	175,038	281,317	48,522	64,055

Adjusted EBITDA, margin	4.27%	5.49%	3.81%	4.55%

Ferroalloys Segment

US$ thousand	1H 2013	1H 2012	2Q’13	1Q’13
Net (loss) / income	(891,083)	(110,308)	(881,481)	(9,602)

Add:

Depreciation, depletion and amortization	3,636	3,208	1,787	1,849

Forex loss / (gain)	(396)	(434)	(210)	(186)

Interest expense	6,655	6,434	3,450	3,205

Interest income	(254)	(267)	(249)	(5)

Net result on the disposal of non-current assets, impairment of long-lived assets and goodwill and provision for amounts due from related parties	4	561	4	—

Result of disposed companies (incl. the result from their disposal)	13	—	—	14

Loss from discontinued operations, net of income tax	885,790	120,201	881,037	4,751

Amount attributable to non-controlling interests	(1,352)	(18,128)	(523)	(828)

Income taxes	2,247	2,527	891	1,356

Adjusted EBITDA	5,260	3,794	4,706	554

US$ thousand	9M 2013	9M 2012	3Q’13	2Q’13
Net (loss) / income	(887,996)	(136,912)	3,086	(881,481)

Add:

Depreciation, depletion and amortization	5,403	4,045	1,767	1,787

Forex loss / (gain)	213	2,410	609	(210)

Interest expense	9,711	9,263	3,057	3,450

Interest income	(379)	(42)	(125)	(249)

Net result on the disposal of non-current assets, impairment of long-lived assets and goodwill and provision for amounts due from related parties	1	1,931	(3)	4

Result of disposed companies (incl. the result from their disposal)	13	—	—	—

Loss from discontinued operations, net of income tax	879,898	142,248	(5,891)	881,037

Amount attributable to non-controlling interests	(1,436)	(19,159)	(84)	(523)

Income taxes	2,671	4,256	423	891

Adjusted EBITDA	8,099	8,040	2,839	4,706

Adjusted Net income / (loss) can be reconciled as follows:

US$ thousand	1H 2013	1H 2012	2Q’13	1Q’13
Net loss	(891,083)	(110,308)	(881,481)	(9,602)

Loss from discontinued operation	1,102,303	126,742	1,098,790	3,513

Result from companies’disposal	13	—	—	14

Effect on noncontrolling interests	(1,352)	(20,942)	(1,352)	—

Effect on income tax	(216,514)	(6,543)	(217,753)	1,239

Adjusted net loss	(6,632)	(11,050)	(1,796)	(4,837)

US$ thousand	9M 2013	9M 2012	3Q’13	2Q’13
Net loss	(887,996)	(136,912)	3,086	(881,481)

Impairment of long-lived assets and goodwill and provision for amounts due from related parties	—	1,227	—	—

Loss from discontinued operation	1,095,342	152,186	(6,961)	1,098,790

Result from companies’disposal	13	—	—	—

Effect on noncontrolling interests	(1,436)	(19,159)	(84)	(1,352)

Effect on income tax	(215,444)	(14,721)	1,070	(217,723)

Adjusted net loss	(9,521)	(17,380)	,(2,889)	(1,796)

Adjusted EBITDA margin can be reconciled as a percentage to our Revenues as follows:

US$ thousand	1H 2013	1H 2012	2Q’13	1Q’13
Revenue (including intersegment sales)	62,391	47,575	32,067	30,325

Adjusted EBITDA	5,260	3,794	4,706	554

Adjusted EBITDA, margin	8.43%	7.97%	14.84%	1.83%

US$ thousand	9M 2013	9M 2012	3Q’13	2Q’13
Revenue (including intersegment sales)	90,760	77,594	28,369	32,067

Adjusted EBITDA	8,099	8,040	2,839	4,706

Adjusted EBITDA, margin	8.92%	10.36%	10.01%	14.68%

Power Segment

US$ thousand	1H 2013	1H 2012	2Q’13	1Q’13
Net loss	(21,295)	(85,597)	(21,133)	(163)

Add:

Depreciation, depletion and amortization	5,028	5,501	2,388	2,640

Forex gain	(351)	(13)	(209)	(142)

Interest expense	21,390	10,908	11,236	10,154

Interest income	(35)	(15)	(14)	(22)

Net result on the disposal of non-current assets, impairment of long-lived assets and goodwill and provision for amounts due from related parties	354	(1,474)	426	(73)

Loss from discontinued operation, net of income tax	14,283	97,324	7,061	7,222

Amount attributable to non-controlling interests	1,347	1,968	596	751

Income taxes	5,589	3,457	2,735	2,853

Adjusted EBITDA	26,309	32,059	3,087	23,222

US$ thousand	9M 2013	9M 2012	3Q’13	2Q’13
Net loss	(41,776)	(110,796)	(20,480)	(21,133)

Add:

Depreciation, depletion and amortization	7,219	7,971	2,191	2,388

Forex (gain) / loss	(4)	(12)	347	(209)

Interest expense	31,288	16,074	9,898	11,236

Interest income	(50)	(15)	(15)	(14)

Net result on the disposal of non-current assets, impairment of long-lived assets and goodwill and provision for amounts due from related parties	1,002	(1,455)	649	426

Loss from discontinued operation, net of income tax	19,270	110,848	4,987	7,061

Amount attributable to non-controlling interests	1,732	1,866	384	596

Income taxes	3,869	2,006	(1,720)	2,735

Adjusted EBITDA	22,950	26,486	(3,759)	3,087

Adjusted Net income/(loss) can be reconciled as follows:

US$ thousand	1H 2013	1H 2012	2Q’13	1Q’13
Net loss	(21,295)	(85,597)	(21,133)	(163)

Loss from discontinued operation	14,492	98,167	7,168	7,324

Effect on income tax	(209)	(843)	(107)	(101)

Adjusted net (loss) / income	(7,012)	11,727	(14,072)	7,060

US$ thousand	9M 2013	9M 2012	3Q’13	2Q’13
Net loss	(41,776)	(110,796)	(20,480)	(21,133)

Loss from discontinued operation	19,479	111,716	4,987	7,168

Effect on income tax	(209)	(868)	—	(107)

Adjusted net (loss) / income	(22,506)	52	(15,494)	(14,072)

Adjusted EBITDA margin can be reconciled as a percentage to our Revenues as follows:

US$ thousand	1H 2013	1H 2012	2Q’13	1Q’13
Revenue (including intersegment sales)	619,293	609,790	269,665	349,629

Adjusted EBITDA	26,309	32,059	3,087	23,222

Adjusted EBITDA, margin	4.25%	5.26%	1.14%	6.64%

US$ thousand	9M 2013	9M 2012	3Q’13	2Q’13

Revenue (including intersegment sales)	866,163	847,512	246,870	269,665

Adjusted EBITDA	22,550	26,486	(3,759)	3,087

Adjusted EBITDA, margin	2.60%	3.13%	-1.52%	1.14%

Consolidated Balance Sheets
(in thousands of U.S. dollars, except share amounts)
	June 30,
	2013	December 31, 2012
	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$97,110	$293,569
Accounts receivable, net of allowance for doubtful accounts of $81,699 as of June 30, 2013 and $72,614 as of December 31, 2012	744,727	700,525
Due from related parties, net of allowance of $1,505,250 as of June 30, 2013 and $919,113 as of December 31, 2012	86,729	420,462
Inventories	1,627,315	1,999,936
Deferred income taxes	39,416	28,253
Current assets of discontinued operations	747,320	2,110,897
Prepayments and other current assets	348,583	482,107
Total current assets	3,691,200	6,035,749

Long-term investments in related parties	166,965	7,853
Other long-term investments	12,320	14,484
Property, plant and equipment, net	6,816,161	7,178,366
Mineral licenses, net	3,312,295	3,455,120
Other non-current assets	154,083	165,836
Deferred income taxes	47,271	55,080
Goodwill	726,264	782,815
Total assets	$14,926,559	$17,695,303

LIABILITIES AND EQUITY
Short-term borrowings and current portion of long-term debt	$1,767,086	$1,436,232
Accounts payable and accrued expenses:
Trade payable to vendors of goods and services	951,668	1,005,532
Advances received	97,678	122,824
Accrued expenses and other current liabilities	453,452	331,281
Taxes and social charges payable	254,133	305,912
Unrecognized income tax benefits	47,266	20,202
Due to related parties	157,593	191,505
Asset retirement obligation, current portion	4,805	4,928
Deferred income taxes	7,966	38,485
Current liabilities of discontinued operations	214,940	476,536
Pension obligations, current portion	17,175	19,155
Dividends payable	11,159	3,086
Finance lease liabilities, current portion	129,299	132,071
Total current liabilities	4,114,220	$4,087,749

Long-term debt, net of current portion	7,376,204	7,921,655
Asset retirement obligations, net of current portion	41,376	43,792
Pension obligations, net of current portion	156,517	166,831
Deferred income taxes	1,130,835	1,218,945
Finance lease liabilities, net of current portion	291,669	347,700
Other long-term liabilities	390,581	368,974
EQUITY
Common shares (10 Russian rubles par value; 497,969,086 shares authorized, 416,270,745 shares issued and outstanding as of June 30, 2013 and December 31, 2012)	133,507	133,507
Preferred shares (10 Russian rubles par value; 138,756,915 shares authorized, 83,254,149 shares issued and outstanding as of June 30, 2013 and December 31, 2012)	25,314	25,314
Additional paid-in capital	845,834	845,215
Accumulated other comprehensive loss	(315,527)	(326,933)
Retained earnings	380,273	2,500,278
Equity attributable to shareholders of Mechel OAO	1,069,401	3,177,381

Noncontrolling interests	355,756	362,276

Total equity	1,425,157	3,539,657

Total liabilities and equity	$14,926,559	$17,695,303

Consolidated Statements of Operations and Comprehensive Income
(Loss)
(in thousands of U.S. dollars)	6 months ended June 30,
	2013	2012
	(unaudited)	(unaudited)
Revenue, net (including related party amounts of $158,012 and $327,130 during 6 months 2013 and 2012, respectively)	$4,602,958	$5,669,813
Cost of goods sold (including related party amounts of $354,763 and $475,111 during 6 months 2013 and 2012, respectively)	(3,202,516)	(3,764,595)

Gross profit	1,400,442	1,905,218
Selling, distribution and operating expenses:

Selling and distribution expenses	(900,581)	(913,192)
Taxes other than income tax	(56,716)	(52,194)
Accretion expense	(2,553)	(2,215)
Loss on write-off of property, plant and equipment	(2,722)	(1,540)
Impairment of goodwill and long-lived assets	(0)	(316,372)
Provision for amounts due from related parties	(594,112)	(222,839)
Provision for doubtful accounts	(8,700)	(15,983)
General, administrative and other operating expenses, net	(266,923)	(287,107)

Total selling, distribution and operating expenses, net	(1,832,307)	(1,811,442)

Operating (loss) income	(431,865)	93,776
Other income and (expense):

Income from equity investments	2,459	467
Interest income	6,092	36,537
Interest expense	(334,555)	(316,739)
Foreign exchange loss	(204,794)	(118,702)
Other (expenses) income, net	(102,121)	20,464

Total other expense and income, net	(632,919)	(377,973)

Loss from continuing operations, before income tax and discontinued operations	(1,064,784)	(284,197)
Income tax benefit (expense)	22,222	(77,336)

Loss from continuing operations	(1,042,562)	(361,533)

Net loss from discontinued operations, net of income tax	(1,081,224)	(254,143)
Net loss	(2,123,786)	(615,676)

Less: Net loss attributable to noncontrolling interests	3,908	10,672

Net loss attributable to shareholders of Mechel OAO	$(2,119,878)	$(605,004)
Less: Dividends on preferred shares	(127)	(79,056)
Net loss attributable to common shareholders of Mechel OAO	(2,120,005)	(684,060)

Net loss	(2,123,786)	(615,676)
Currency translation adjustment	(84,252)	(23,668)
Change of currency translation adjustment due to disposal of subsidiaries	68,952	—
Change in pension benefit obligation	(3,374)	(1,775)
Adjustment of available-for-sale securities	(732)	(132)

Comprehensive loss	$(2,143,192)	$(641,251)

Comprehensive loss income attributable to noncontrolling interests	34,720	16,980
Comprehensive loss attributable to shareholders of Mechel OAO	(2,108,472)	(624,271)

Consolidated Statements of Cash Flows
(in thousands of U.S. dollars)	6months ended June 30,
	2013	2012
	(unaudited)	(unaudited)
Cash Flows from Operating Activities
Net loss from continuing operations attributable to shareholders of Mechel OAO	(1,038,654)	(350,861)
Net loss from continuing operations attributable to noncontrolling interests	(3,908)	(10,672)

Net loss from continuing operations	$(1,042,562)	$(361,533)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:

Depreciation	202,538	196,731
Depletion and amortization	43,945	51,288
Foreign exchange loss	204,794	118,702
Deferred income taxes	(87,743)	(67,114)
Provision for doubtful accounts	8,700	15,983
Change in inventory reserves	15,777	10,341
Accretion expense	2,553	2,215
Change in asset retirement obligations	—	(1,669)
Loss on write-off of property, plant and equipment	2,722	1,540
Impairment of goodwill and long-lived assets	—	316,372
Ðrovision for amounts due from related parties	594,112	222,839
Income from equity investments	(2,459)	(467)
Non-cash interest on pension liabilities	4,985	5,060
Loss (Gain) on sale of property, plant and equipment	1,128	(609)
Gain on accounts payable with expired legal term	(251)	(584)
Loss on disposal of subsidiaries	90,312	-
Amortization of loan origination fee	28,677	21,208
Loss resulting from accretion and remeasurement of contingent obligation	998	929
Pension service cost, amortization of prior service cost and actuarial (gain) loss, other expenses	2,718	1,513
Changes in working capital items, net of effects from acquisition of new subsidiaries:

Accounts receivable	(108,493)	(36,575)
Inventories	213,433	422,706
Trade payable to vendors of goods and services	90,719	(15,083)
Advances received	(19,466)	(39,548)
Accrued taxes and other liabilities	48,313	48,211
Settlements with related parties	(302,871)	(287,969)
Other current assets	32,191	21,228
Net operating cash flows of discontinued operations	38,587	3,440
Unrecognized income tax benefits	27,620	75
Net cash provided by operating activities	90,977	649,230

Cash Flows from Investing Activities
Acquisition of DEMP, less cash acquired	(21,199)	(16,405)
Acquisition of Port Vanino	(518,823)	-
Disposal of Port Vanino	500,058	-
Short-term loans issued and other investments	(1,102)	(1,032)
Proceeds from short-term loans issued	6,202	1,572
Proceeds from disposals of property, plant and equipment	4,332	9,887
Purchases of mineral licenses	(903)	(1,061)
Net investing cash flows of discontinued operations	(6,992)	(12,210)
Purchases of property, plant and equipment	(352,641)	(559,721)
Net cash used in investing activities	(391,068)	(578,970)

Cash Flows from Financing Activities
Proceeds from borrowings	2,035,532	2,104,131
Repayment of borrowings	(1,841,885)	(2,567,203)
Dividends paid	(110)	-
Dividends paid to noncontrolling interest	(422)	-
Acquisition of noncontrolling interest in subsidiaries	(33)	(33)
Repayment of obligations under finance lease	(71,564)	(59,682)
Sale leaseback proceeds	35,890	-
Net investing cash flows of discontinued operations	(16,356)	(18,745)
Net cash provided by (used in) financing activities	141,052	(541,532)

Effect of exchange rate changes on cash and cash equivalents	(21,663)	(21,348)
Net decrease in cash and cash equivalents	(180,702)	(492,620)

Cash and cash equivalents at beginning of period	297,993	643,379
Cash and cash equivalents at end of period	$117,291	$150,759

Consolidated Balance Sheets
(in thousands of U.S. dollars, except share amounts)
	September 30, 2013	December 31, 2012
	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$104,297	$293,569
Accounts receivable, net of allowance for doubtful accounts of $82,002 as of September 30, 2013 and $72,614 as of December 31, 2012	676,852	700,525
Due from related parties, net of allowance of $651,948 as of September 30, 2013 and $919,113 as of December 31, 2012	98,565	420,462
Inventories	1,481,292	1,999,936
Deferred income taxes	33,989	28,253
Current assets of discontinued operations	606,708	2,110,897
Prepayments and other current assets	327,146	482,107
Total current assets	3,328,849	6,035,749

Long-term investments in related parties	169,740	7,853
Other long-term investments	12,503	14,484
Property, plant and equipment, net	6,873,809	7,178,366
Mineral licenses, net	3,306,474	3,455,120
Other non-current assets	140,908	165,836
Deferred income taxes	51,817	55,080
Goodwill	734,474	782,815
Total assets	$14,618,574	$17,695,303

LIABILITIES AND EQUITY
Short-term borrowings and current portion of long-term debt	$1,938,075	$1,436,232
Accounts payable and accrued expenses:
Trade payable to vendors of goods and services	906,557	1,005,532
Advances received	80,093	122,824
Accrued expenses and other current liabilities	518,789	331,281
Taxes and social charges payable	259,118	305,912
Unrecognized income tax benefits	51,136	20,202
Due to related parties	126,602	191,505
Asset retirement obligation, current portion	4,713	4,928
Deferred income taxes	28,630	38,485
Current liabilities of discontinued operations	137,790	476,536
Pension obligations, current portion	17,348	19,155
Dividends payable	9,850	3,086
Finance lease liabilities, current portion	130,988	132,071
Total current liabilities	4,209,689	$4,087,749

Long-term debt, net of current portion	7,194,319	7,921,655
Asset retirement obligations, net of current portion	41,907	43,792
Pension obligations, net of current portion	158,055	166,831
Deferred income taxes	1,096,150	1,218,945
Finance lease liabilities, net of current portion	277,837	347,700
Other long-term liabilities	347,080	368,974
Due to related parties	21	—
EQUITY
Common shares (10 Russian rubles par value; 497,969,086 shares authorized, 416,270,745 shares issued and outstanding as of September 30, 2013 and December 31, 2012)	133,507	133,507
Preferred shares (10 Russian rubles par value; 138,756,915 shares authorized, 83,254,149 shares issued and outstanding as of September 30, 2013 and December 31, 2012)	25,314	25,314
Additional paid-in capital	845,988	845,215
Accumulated other comprehensive loss	-330,708	- 326,933
Retained earnings	253,586	2,500,278
Equity attributable to shareholders of Mechel OAO	927,687	3,177,381

Noncontrolling interests	365,829	362,276

Total equity	1,293,516	3,539,657

Total liabilities and equity	$14,618,574	$17,695,303

Consolidated Statements of Operations and Comprehensive
Income (Loss)
(in thousands of U.S. dollars)	9 months ended September 30,
	2013		2012
	(unaudited)		(unaudited)
Revenue, net (including related party amounts of $126,031 and $546,096 during 9 months 2013 and 2012, respectively)	$6,691,925	$	8,222,021
Cost of goods sold (including related party amounts of $509,377 and $696,781 during 9 months 2013 and 2012, respectively)	(4,647,629)		(5,574,178)

Gross profit	2,044,296		2,647,843
Selling, distribution and operating expenses:

Selling and distribution expenses	(1,309,254)		(1,278,177)
Taxes other than income tax	(89,430)		(71,652)
Accretion expense	(3,764)		(3,277)
Loss on write-off of property, plant and equipment	(5,270)		(3,846)
Impairment of goodwill and long-lived assets	0		(317,599)
Provision for amounts due from related parties	(629,392)		(300,062)
Provision for doubtful accounts	(15,737)		(9,846)
General, administrative and other operating expenses, net	(384,660)		(405,526)

Total selling, distribution and operating expenses, net	(2,437,507)		(2,389,985)

Operating (loss) income	(393,211)		257,858
Other income and (expense):

Income from equity investments	3,683		405
Interest income	6,950		52,407
Interest expense	(546,452)		(472,501)
Foreign exchange (loss) gain	(150,881)		19,309
Other (expenses) income, net	(109,436)		49,425

Total other income and expense, net	(796,136)		(350,955)

Loss from continuing operations, before income tax and discontinued operations	(1,189,347)		(93,097)
Income tax benefit (expense)	30,643		(153,239)

Loss from continuing operations	(1,158,704)		(246,336)

Net loss from discontinued operations, net of income tax	(1,084,931)		(296,700)
Net loss	(2,243,635)		(543,036)

Less: Net loss attributable to noncontrolling interests	(2,931)		(7,058)

Net loss attributable to shareholders of Mechel OAO	$(2,246,566)	$	(550,094)
Less: Dividends on preferred shares	(126)		(79,056)
Net loss attributable to common shareholders of Mechel OAO	(2,246,692)		(629,150)

Net loss	(2,243,635)		(543,036)
Currency translation adjustment	(95,790)		84,565
Change of currency translation adjustment due to disposal of subsidiaries	68,951		—
Change in pension benefit obligation	(2,659)		(775)
Adjustment of available-for-sale securities	(836)		(75)

Comprehensive loss	$(2,273,969)	$	(459,321)

Comprehensive loss attributable to noncontrolling interests	23,628		(17,292)
Comprehensive loss attributable to shareholders of Mechel OAO	(2,250,341)		(476,613)

Consolidated Statements of Cash Flows
(in thousands of U.S. dollars)	9months ended September 30,
	2013	2012
	(unaudited)	(unaudited)
Cash Flows from Operating Activities
Net loss from continuing operations attributable to shareholders of Mechel OAO	(1,161,635)	(253,395)
Net income from continuing operations attributable to noncontrolling interests	2,931	7,059

Net loss from continuing operations	$(1,158,704)	$(246,336)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:

Depreciation	305,418	288,816
Depletion and amortization	64,999	72,190
Foreign exchange loss (gain)	150,881	(19,309)
Deferred income taxes	(115,836)	(56,522)
Provision for doubtful accounts	15,735	9,846
Change in inventory reserves	(6,483)	18,330
Accretion expense	3,764	3,277
Loss on write-off of property, plant and equipment	5,270	3,271
Impairment of goodwill and long-lived assets	—	317,599
Ðrovision for amounts due from related parties	629,392	300,062
Income from equity investments	(3,683)	(405)
Non-cash interest on pension liabilities	7,366	7,505
(Gain) loss on sale of property, plant and equipment	(243)	1,420
Gain on accounts payable with expired legal term	(724)	(19,677)
Loss on disposal of subsidiaries	92,335	-
Gain on disposal of discontinued operations	—	-
Amortization of loan origination fee	42,328	34,159
Loss resulting from accretion and remeasurement of contingent obligation	1,521	1,413
Pension service cost, amortization of prior service cost and actuarial (gain) loss, other expenses	3,696	2,285
Changes in working capital items, net of effects from acquisition of new subsidiaries:

Accounts receivable	(23,378)	8,256
Inventories	407,237	438,334
Trade payable to vendors of goods and services	40,719	(16,380)
Advances received	(37,663)	(29,604)
Accrued taxes and other liabilities	115,742	46,606
Settlements with related parties	(376,784)	(145,320)
Other current assets	62,488	103,112
Net operation cash flows of discontinued operations	55,763	(55,856)
Unrecognized income tax benefits	32,787	115
Net cash provided by operating activities	313,943	1,067,187

Cash Flows from Investing Activities
Acquisition of DEMP, less cash acquired	(43,548)	(24,652)
Acquisition of Cognor, less cash acquired	—	(24,172)
Acquisition of Port Vanino	(518,823)	-
Disposal of Port Vanino	500,058	-
Short-term loans issued and other investments	(1,087)	(826)
Proceeds from disposal of TPP Rousse	26,684	-
Proceeds from disposal of Lomprom Rostov	522	-
Proceeds from disposal of Invicta	714	-
Proceeds from short-term loans issued	6,465	71,284
Proceeds from disposals of property, plant and equipment	4,685	18,666
Purchases of mineral licenses	(886)	(1,320)
Purchases of property, plant and equipment	(444,279)	(815,500)
Net investing cash flows ofdiscontinued operations	(16,296)	(25,900)
Net cash used in investing activities	(485,791)	(802,420)

Cash Flows from Financing Activities
Proceeds from borrowings	2,555,319	3,267,217
Repayment of borrowings	(2,464,851)	(3,226,969)
Dividends paid	(320)	(186,443)
Dividends paid to noncontrolling interest	(1,569)	(8,475)
Acquisition of noncontrolling interest in subsidiaries	(33)	(32)
Repayment of obligations under finance lease	(109,026)	(92,722)
Sale leaseback proceeds	40,023	-
Net investing cash flows of discontinued operations	(19,530)	(42,403)
Net cash provided by (used in) financing activities	13	(289,827)

Effect of exchange rate changes on cash and cash equivalents	(18,156)	(33,598)
Net (decrease) increase in cash and cash equivalents	(189,991)	(58,658)

Cash and cash equivalents at beginning of period	297,994	643,379
Cash and cash equivalents at end of period	$108,003	$584,721